UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2019

US ECOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 S. Capitol Blvd. Suite 1000 Boise, Idaho (Address of principal executive offices)		83702 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

US ECOLOGY, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ECOL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion at 12:01 a.m. Boise, Idaho time, on November 1, 2019 (the “Effective Time”), of the previously announced Mergers (as defined below) contemplated by the Agreement and Plan of Merger, dated as of June 23, 2019 (the “Merger Agreement”), by and among US Ecology Holdings, Inc. (f/k/a US Ecology, Inc., the “Company”), NRC Group Holdings Corp., a Delaware corporation (“NRCG”), US Ecology Inc. (f/k/a US Ecology Parent, Inc.), a Delaware corporation (“Successor US Ecology”), Rooster Merger Sub, Inc., a Delaware corporation (“NRCG Merger Sub”), and ECOL Merger Sub, Inc., a Delaware corporation (“ECOL Merger Sub”).

At the Effective Time, in accordance with the Merger Agreement, (1) ECOL Merger Sub merged with and into the Company (the “ECOL Merger”), with the Company continuing as the surviving company and as a wholly-owned subsidiary of Successor US Ecology, and (2) NRCG Merger Sub merged with and into NRCG (the “NRCG Merger” and, together with the ECOL Merger, the “Mergers”), with NRCG continuing as the surviving company and as a wholly-owned subsidiary of Successor US Ecology. As a result of the Mergers, Successor US Ecology changed its name to “US Ecology, Inc.” and became a publicly traded corporation.

Following the completion of the Mergers, Successor US Ecology contributed all of the issued and outstanding equity interests of NRCG to the Company so that, after such contribution, NRCG became a wholly-owned subsidiary of the Company (the “Contribution”).

The foregoing description of the Mergers, the Contribution and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 1.01.	Entry into a Material Definitive Agreement

On November 1, 2019, the Company entered into the second amendment (the “Second Amendment”) to the Credit Agreement, dated April 18, 2017 (the “Credit Agreement”), by and among the Company and certain affiliate guarantors, including Successor US Ecology, the lenders referred to therein, and Wells Fargo Bank, National Association, issuing lender, swingline lender and administrative agent. Among other things, the Second Amendment amends the Credit Agreement to increase the capacity for incremental term loans by $50,000,000 and provides for Wells Fargo lending $450,000,000 in incremental term loans to the Company to pay off the existing debt of NRCG in connection with the Mergers, to pay the fees, costs and expenses in connection with the Mergers and to pay down outstanding revolving credit loans under the Credit Agreement. Such incremental term loans have seven year maturity date and an interest rate of the London Interbank Offered Rate (“LIBOR”) plus 2.25% or a base rate plus 1.25% (with a step-up to LIBOR plus 2.50% or a base rate plus 1.50% in the event that the Company’s credit ratings are not BB (with a stable or better outlook) or better from S&P and Ba2 (with a stable or better outlook) or better from Moody’s).

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described above, at the Effective Time, pursuant to the Merger Agreement, (1) ECOL Merger Sub merged with and into the Company, with the Company continuing as the surviving company and (2) NRCG Merger Sub merged with and into NRCG, with NRCG continuing as the surviving company. As a result of the Mergers, both the Company and NRCG became wholly-owned subsidiaries of Successor US Ecology. Following the completion of the Mergers, Successor US Ecology completed the Contribution.

At the Effective Time, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the applicable Effective Time (other than cancelled shares) was converted into one share of common stock, par value $0.01 per share, of Successor US Ecology (“Successor US Ecology Common Stock”) (the “ECOL Merger Consideration”). Each share of Company Common Stock that was held by the Company as treasury stock or that was owned by the Company, ECOL Merger Sub, or any other subsidiary of the Company, immediately prior to the Effective Time ceased to be outstanding and was cancelled and ceased to exist, and no consideration was delivered in exchange therefor. At the Effective Time, outstanding equity awards of the Company were automatically assumed by Successor US Ecology and converted into equity awards of the Successor US Ecology on a one-for-one basis as set forth in the Merger Agreement.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1. The representations, warranties and covenants contained in the Merger Agreement have been made only for purposes of such agreement and are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including qualified by confidential disclosures made for purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the parties to the Merger Agreement or the parties' respective businesses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 1, 2019, the Company entered into the Second Amendment. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Mergers, the Company notified the Nasdaq Global Select Market (“Nasdaq”) that trading in Company Common Stock should be suspended and listing of Company Common Stock on Nasdaq should be removed. Trading of Company Common Stock on Nasdaq was suspended following the close of trading on October 31, 2019. The Company also requested that Nasdaq file a Form 25 to delist and deregister Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Mergers and pursuant to the Merger Agreement, each of Jeffrey R. Feeler, Joe F. Colvin, Katina Dorton, Daniel Fox, Stephen A. Romano, John T. Sahlberg, Ronald C. Keating and Glenn Eisenberg ceased being members of the board of directors of the Company (the “Board”), and each member of the board of directors of ECOL Merger Sub immediately prior to the Effective Time became a member of the Board. As a result, the Board of the Company consists of Jeffrey R. Feeler, Eric L. Gerratt and Simon G. Bell.

In connection with the Mergers and pursuant to the Merger Agreement, each of executive officers of the Company immediately prior to the Effective Time became the officers holding the same title with Successor US Ecology.

Upon the completion of the Mergers, each of Jeffrey R. Feeler, Eric L. Gerratt, Simon G. Bell and Wayne Ipsen were appointed to the respective offices of the Company, to serve in such capacity until his or her earlier death, termination or resignation.

Name	Position
Jeffrey R. Feeler	President
Eric L. Gerratt	Vice President and Treasurer
Simon G. Bell	Vice President
Wayne Ipsen	Secretary

Compensatory Plans

Pursuant to the Merger Agreement, at the Effective Time, the Successor US Ecology assumed each of the (1) US Ecology, Inc. Omnibus Incentive Plan (the “Omnibus Plan”) and (2) the American Ecology Corporation 2008 Stock Option Incentive Plan (the “ECOL Option Plan”) by adopting (A) the Amended and Restated US Ecology, Inc. Omnibus Plan (the “Amended Omnibus Plan”) and (B) the Amended and Restated US Ecology, Inc. 2008 Option Incentive Plan (the “Amended Option Plan”), respectively. The ECOL Option Plan was assumed by Successor US Ecology solely for the purpose of replacing outstanding equity awards of the Company with substantially similar equity awards of Successor US Ecology, as contemplated by the Merger Agreement. Similarly, the ECOL Omnibus Plan was assumed by Successor US Ecology for the purpose of granting such replacement equity awards of Successor US Ecology as contemplated by the Merger Agreement. However, the Company may also grant any future equity awards unrelated to the Mergers under the Amended Omnibus Plan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time and pursuant to the Merger Agreement, the Company’s certificate of incorporation was amended and restated, and as so amended and restated, became identical to the certificate of incorporation of ECOL Merger Sub existing immediately prior to the Mergers. The amended and restated certificate of incorporation of the Company is attached hereto as Exhibit 3.1.

In addition, pursuant to the Merger Agreement, the bylaws of ECOL Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Company at the Effective Time, except that references to ECOL Merger Sub's name will be replaced with references to the Company's name. The bylaws of the Company at the Effective Time are attached hereto as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

2.1*	Agreement and Plan of Merger, dated as of June 23, 2019, by and among US Ecology, Inc., NRC Group Holdings Corp., US Ecology Parent, Inc., Rooster Merger Sub, Inc. and ECOL Merger Sub, Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed June 24, 2019)

3.1	Amended and Restated Certificate of Incorporation of US Ecology Holdings, Inc.

3.2	Bylaws of US Ecology Holdings, Inc.

10.1	Second Amendment, dated as of November 1, 2019, by and among US Ecology, Inc., certain subsidiary guarantors, each consenting lender and Wells Fargo Bank, National Association, as lender and administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Ecology Holdings, Inc.
(Registrant)

Date: November 1, 2019	By:	/s/ Eric L. Gerratt
Eric L. Gerratt
Vice President and Treasurer